                                                                      EXHIBIT 15

PRICEWATERHOUSECOOPERS

                                                      PricewaterhouseCoopers LLP
                                                      1850 North Central Avenue
                                                      Suite 700
                                                      Phoenix, AZ  85004-4563
                                                      Telephone (602) 379-5500
                                                      Facsimile (602) 379-5639

                        Report of Independent Accountants

October 19, 1998

To the Board of Directors and Shareholders of Central Newspapers, Inc.

We have reviewed the accompanying consolidated statement of financial position of Central Newspapers, Inc. and its subsidiaries as of September 27, 1998, and the consolidated statements of income, shareholders' equity and the cash flows for the three-month and nine-month periods ended September 27, 1998 and September 28, 1997. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the consolidated statement of financial position as of December 28, 1997, and the related consolidated statements of income, shareholders' equity and of cash flows for the year then ended (not presented herein), and in our report dated February 2, 1998 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of financial position as of December 28, 1997, is fairly stated in all material respects in relation to the consolidated statement of financial position from which it has been derived.